                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                   FORM 8-K/A
                                 AMENDMENT NO. 3

                                OCTOBER 31, 1997


                                THE GEON COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    DELAWARE
                            (STATE OF INCORPORATION)


        1-11804                                         34-1730488
(COMMISSION FILE NUMBER)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)


                                 ONE GEON CENTER
                              AVON LAKE, OHIO 44012
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES ) (ZIP CODE)


                                 (440) 930-1001
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On October 31, 1997, a subsidiary of The Geon Company (Geon), acquired substantially all of the issued and outstanding capital stock (the "Stock") of Synergistics Industries Limited (Synergistics) of Mississauga, Ontario, a manufacturer of a broad line of plastic components and raw materials in the form of pellets, powder, and liquid plasticizer. As of the date of this filing, Geon has acquired 100% of the outstanding stock of Synergistics. The cash purchase price for the Stock was approximately U.S. $85,000,000. The acquisition was financed using the proceeds of a bank loan.

Certain information regarding this transaction was included in the Geon's quarterly report on Form 10-Q for the quarterly period ended September 30, 1997. This Amendment No. 3 adds a conformed signature to the Report of KPMG, Independent Auditors that was inadvertently omitted from Amendment No.2, restates the financial statements previously filed under Item 7(a)(2) from United States dollars to Canadian dollars, and amends Note 1(f) to the Financial Statements of Synergistics Industries Limited for the year ended December 31, 1996. The financial statements and other information set forth herein is otherwise identical with Amendment No. 2.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         a) Financial Statements of Business Acquired

                                                                                                                  PAGE
                  (1)      Synergistics Industries Limited

                           Report of KPMG, Independent Auditors                                                   A-1
                           Consolidated Balance Sheet as of December 31, 1996                                     A-2
                           Consolidated Statement of Earnings and Retained
                             Earnings for the year ended December 31, 1996                                        A-3
                           Consolidated Statement of Cash Flows for the year
                             ended December 31, 1996                                                              A-4
                           Notes to Consolidated Financial Statements                                         A-5 to A-10

                  (2)      Synergistics Industries Limited

                           Condensed Consolidated Balance Sheet (Unaudited) as
                             of September 30, 1997                                                                B-1
                           Condensed Consolidated Statements of Earnings
                             (Unaudited) for nine months ended September 30,
                             1997 and 1996                                                                        B-2
                           Condensed Consolidated Statements of Cash Flows
                             (Unaudited) for nine months ended September 30,
                             1997 and 1996                                                                        B-3
                           Notes to Condensed Consolidated Financial
                             Statements (Unaudited)                                                               B-4

         (b)      Unaudited Pro Forma Condensed Consolidated Financial
                    Statements of The Geon Company and Synergistics
                    Industries Limited

                           Introduction                                                                           C-1
                           Unaudited Pro Forma Condensed Consolidated Balance
                             Sheet as of September 30, 1997                                                       C-2
                           Notes to the Unaudited Pro Forma Condensed
                             Consolidated Balance Sheet as of September 30, 1997                                  C-3
                           Unaudited Pro Forma Condensed Consolidated Statements
                             of Operations for the year ended December 31, 1996
                             and the nine months ended September 30, 1997                                     C-4 to C-5

Exhibits
                           Consent of Independent Auditors                                                   Exhibit 23.1

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                THE GEON COMPANY



                                    By: /s/ GREGORY L. RUTMAN
                                    -------------------------------------------
                                    Gregory L. Rutman
                                    Secretary


Dated February 16, 1999

                        AUDITORS' REPORT TO THE DIRECTORS

We have audited the consolidated balance sheet of Synergistics Industries Limited - Les Industries Synergistics Limitee as at December 31, 1996 and the consolidated statement of earnings and retained earnings and statements of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1996 and the results of its operations and the changes in its financial position for the year then ended in accordance with accounting principles generally accepted in Canada.



/s/ KPMG LLP Chartered Accountants


Montreal, Canada

March 6, 1997, except for Note 11 which is as of January 9, 1998

                        SYNERGISTICS INDUSTRIES LIMITED -
                       LES INDUSTRIES SYNERGISTICS LIMITEE
                CONSOLIDATED BALANCE SHEETS (IN CANADIAN DOLLARS)

                                DECEMBER 31, 1996

ASSETS
Current assets:
  Cash                                                                $  1,418,017
  Accounts receivable                                                   37,406,757
  Inventories                                                           28,528,347
  Other current assets                                                     840,074
  Deferred income taxes                                                  1,685,450
                                                                      ------------
         Total current assets                                           69,878,645
                                                                      ------------
Property, plant and equipment (note 2)                                  25,190,192
Other assets                                                               283,286
                                                                      ------------
  Total assets                                                        $ 95,352,123
                                                                      ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Bank indebtedness (note 3)                                          $  4,455,634
  Accounts payable and accrued liabilities                              44,194,546
  Income taxes payable                                                   2,313,071
  Current portion of long-term debt (note 4)                             1,940,200
                                                                      ------------
         Total current liabilities                                      52,903,451
                                                                      ------------
Long-term debt (note 4)                                                  4,441,564
Deferred income taxes                                                    2,337,246
Shareholders' equity:
  Capital stock (note 5)                                                16,170,499
  Equity adjustment from foreign currency translation                      (88,189)
  Retained earnings                                                     19,587,552
                                                                      ------------
         Total shareholders' equity
Commitments (note 7)                                                    35,669,862
Contingent liability (note 8)                                           ----------
  Total liabilities and shareholders' equity                          $ 95,352,123
                                                                      ============

See accompanying notes to consolidated financial statements.

                        SYNERGISTICS INDUSTRIES LIMITED -
                       LES INDUSTRIES SYNERGISTICS LIMITEE

 CONSOLIDATED STATEMENT OF EARNINGS AND RETAINED EARNINGS (IN CANADIAN DOLLARS)

                          YEAR ENDED DECEMBER 31, 1996


Sales (net)                              $ 292,555,890
Operating costs and expenses:
  Cost of sales                            253,085,236
  Selling and administrative                25,712,905
                                         -------------
                                           278,798,141
                                         -------------
Operating income                            13,757,749
Interest expense                             1,037,496
                                         -------------
Earnings before income taxes                12,720,253
Income tax provision (recovery):
  Current                                    5,659,181
  Deferred                                    (914,264)
                                         -------------
                                             4,744,917
                                         -------------
Net earnings                                 7,975,336
Retained earnings, beginning of year        11,612,216
                                         -------------
Retained earnings, end of year           $  19,587,552
                                         =============
Basic earnings per share                 $        1.73
                                         =============
Fully diluted earnings per share         $        1.54
                                         =============


See accompanying notes to consolidated financial statements.

                        SYNERGISTICS INDUSTRIES LIMITED -
                       LES INDUSTRIES SYNERGISTICS LIMITEE
           CONSOLIDATED STATEMENT OF CASH FLOWS (IN CANADIAN DOLLARS)

                          YEAR ENDED DECEMBER 31, 1996

Cash provided by (used in):
Operations:
  Net earnings from operations                                  $  7,975,336
  Depreciation and amortization                                    5,176,072
  Deferred income taxes                                             (914,264)
  Other items not affecting working capital                          117,360
  Net changes in non-cash working capital balances relating
    to operations                                                   (693,762)
                                                                ------------
                                                                  11,660,742
Financing:
  Net decrease in long-term debt                                  (2,215,077)
  Capital stock issued                                               221,687
                                                                ------------
                                                                  (1,993,390)
Investments:
  Net additions to property, plant and equipment                  (4,283,235)
  Other                                                             (272,956)
                                                                ------------
                                                                  (4,556,191)
                                                                ------------
Decrease in net bank indebtedness                                  5,111,161
Net bank indebtedness, beginning of year                          (8,148,778)
                                                                ------------
Net bank indebtedness, end of year                              $ (3,037,617)
                                                                ============
Cash                                                            $  1,418,017
Bank indebtedness                                                 (4,455,634)
                                                                ------------
                                                                $ (3,037,617)
                                                                ============


See accompanying notes to consolidated financial statements.

                        SYNERGISTICS INDUSTRIES LIMITED -
                       LES INDUSTRIES SYNERGISTICS LIMITEE

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               YEAR ENDED DECEMBER 31, 1996 (IN CANADIAN DOLLARS)

         Synergistics Industries Limited - Les Industries Synergistics Limitee, a public company, incorporated under the laws of the Province of Ontario, has operations in Canada and the United States.

1.       SIGNIFICANT ACCOUNTING POLICIES:

         (a)      Principles of consolidation:

                  The consolidated financial statements include the accounts of Synergistics Industries Limited - Les Industries Synergistics Limitee and its subsidiary companies. All significant intercompany accounts and transactions have been eliminated on consolidation.

         (b)      Inventories:

                  The cost of inventories has been determined using the first-in, first-out (FIFO) method. Inventories of finished goods and work-in-process have been valued at the lower of cost or market. Inventories of raw materials and supplies have been valued at the lower of cost or market. Finished goods inventories totaled $12,024,167 at December 31, 1996. Raw materials and work-in-process inventories totaled $16,504,180 at December 31, 1996.

         (c) Depreciation and amortization of property, plant and equipment:

                  Depreciation is computed at rates which are estimated to amortize the cost of the assets over their estimated useful lives, the details of which are set forth below:

                  ASSET                                          RATE
                  -----                                          ----
                  Buildings                                   15 - 20 years
                  Factory equipment                            3 - 10 years
                  Office equipment                             3 - 10 years
                  Equipment under capital leases               4 -  7 years

         (d)      Amortization of goodwill:

                  Prior to 1996 goodwill arising on the acquisition of a subsidiary company was amortized over 25 years using the straight-line method. In 1996, the goodwill was considered to have no continuing value to the Company and the remaining unamortized balance was written off.

         (e)      Debt issue costs and deferred charges:

                  Expenditures made in connection with the issue of debt securities are deferred and amortized over the term of the debt.

         (f)      Revenue recognition:

                  The Company recognizes revenues at the point of passage of title, which is the time of shipment.

         (g)      Derivative financial instruments:

                  The Company purchases forward foreign exchange contracts to manage foreign currency exposures on raw material purchases. Any gain or loss on the contract based on the current exchange rate is recognized immediately.

         (h)      Foreign currency translation:

                  Assets and liabilities of U.S. subsidiaries are translated at the exchange rate in effect at the end of the period. Revenues and expenses of the U.S. subsidiaries are translated at the average rate in effect for the period. The resulting translation gain or loss is reported as a component of shareholders' equity. Gains and losses resulting from transactions denominated in currencies other than the applicable functional currency are included in income. Gains and losses resulting from assets and liabilities held in currencies other than the applicable functional currency are also included in income.

         (i)      Earnings per common share:

                  Basic earnings per common share are based on the weighted average number of shares of common stock outstanding during the period. Fully diluted earnings per common share are based upon common stock and common stock equivalents outstanding during the period.

         (j)      Use of estimates:

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.       PROPERTY, PLANT AND EQUIPMENT:

         Property, plant and equipment consists of:

                                                   ACCUMULATED        NET BOOK
                                       COST        DEPRECIATION        VALUE
                                  ------------     ------------    -----------
Land                               $ 1,235,808     $        --     $ 1,235,808
Buildings                           15,247,821       6,633,480       8,614,341
Factory equipment                   48,654,992      35,925,688      12,729,304
Office equipment                     3,941,408       2,255,489       1,685,919
Equipment under capital leases       2,182,466       1,257,646         924,820
                                   -----------     -----------     -----------
                                   $71,262,495     $46,072,303     $25,190,192
                                   ===========     ===========     ===========

3.       BANK INDEBTEDNESS:

         At December 31, 1996, the Company had revolving demand loans of $3,291,514 and $1,164,120 (US$849,351) included in bank indebtedness, a term loan of $5,579,506 included in long-term debt (note 4), a documentary letter of credit of US$111,720 outstanding with an expiry date of January 30, 1997 and a standby letter of credit of US$1,250,000 outstanding under this agreement. These loans are secured by substantially all of the assets of the Company. At December 31, 1996, the Company had $20,544,366 available under its revolving loan agreements.

4.       LONG-TERM DEBT:

         Term loan, maturing June 30, 1999 with quarterly installments, bearing interest at the Company's option of either the bank prime plus 3/4%
           or the Bankers' Acceptance rate plus 1-1/2%. This loan is secured by
           substantially all of the assets of the Company (note 3)                     $5,579,506

         Obligations under capital leases in US dollars, having implicit interest rates from 9.00% to 10.28%, expiring
           between 1997 and 2000                                                          629,454

         Obligations under capital leases having implicit interest
           rates from 10.74% to 12.56%, expiring between 1998 and 1999                    172,804
                                                                                       ----------
                                                                                        6,381,764
         Less current portion included in current liabilities                           1,940,200
                                                                                       ----------
                                                                                       $4,441,564
                                                                                       ==========

         The aggregate amount of long-term debt required to be repaid is:

                                                       CDN             US
                                                        $               $
                                                        -               -
         1997                                       $1,511,693      $312,641
         1998                                        1,625,049        52,884
         1999                                        2,615,568        58,567
         2000                                               --        35,161

5.       CAPITAL STOCK:

         (a) Capital stock consists of:

         Class A non-voting shares:
           Authorized: an unlimited number of shares without par value                 $16,128,260
         Common shares:
           Authorized: an unlimited number of shares without par value                      42,239
                                                                                       -----------
                                                                                       $16,170,499
                                                                                       ===========

         The following details the changes in the components of shareholders' equity:

                                                     NUMBER OF                                                       FOREIGN
                                     NUMBER OF       CLASS A        CLASS A                                          CURRENCY
                                      COMMON        NON-VOTING     NON-VOTING        COMMON          RETAINED      TRANSLATION
                                      SHARES          SHARES         SHARES          SHARES          EARNINGS       ADJUSTMENT
                                      ------          ------         ------          ------          --------       ----------
Balance at January 1, 1995              34,264       4,556,187     $15,906,573     $    42,239     $11,612,216     $  (139,028)
Shares issued upon exercise of
  stock options                             --          62,750         221,687              --              --              --
Foreign currency translation
  adjustment                                --              --              --              --              --          50,839
Net earnings                                --              --              --              --       7,975,336              --
                                   -----------     -----------     -----------     -----------     -----------     -----------
Balance at December 31, 1996            34,264       4,618,937     $16,128,260     $    42,239     $19,587,552     $   (88,189)
                                   ===========     ===========     ===========     ===========     ===========     ===========

         (b) Stock options:

         Under stock option plans for key employees, 954,200 class A non-voting have been reserved for issuance. Options have been granted and are outstanding at December 31, 1996 for 637,731 class A non-voting shares, including 42,300 granted in 1996, exercisable in stages to March 2006 at prices between $3.00 and $4.65 per share. In 1996, 62,750 class A non-voting share options were exercised for proceeds of $221,687.

6.       FAIR VALUE OF FINANCIAL ASSETS AND FINANCIAL LIABILITIES:

         The fair value of the Company's cash, accounts receivable, bank indebtedness, accounts payable, accrued liabilities and long-term debt approximate their carrying value.

7.       COMMITMENTS:

         Minimum payments required over the next five years under various rental agreements are approximately as follows:

         1997                                  $1,328,200
         1998                                   1,019,800
         1999                                     651,800
         2000                                     289,100
         2001                                      83,800

         Rent expense was $1,066,939 for the year ended December 31, 1996.

8.       CONTINGENT LIABILITY:

         The Company and its US operating subsidiaries are being sued for US $3,000,000 by a customer, who is also a supplier and major competitor, for alleged damages relating to product produced by a subsidiary in 1995. The Company denies any responsibility in this matter and management is of the opinion that this case is totally without foundation.

9.       INCOME TAXES:

         The income tax rate for financial reporting purposes varied from the Basic Canadian federal rate as follows:

         Effective income tax rate:
           Basic Canadian federal tax                                                22.1%
           Permanent differences and other adjustments                                2.5
           Higher effective US federal tax on US subsidiaries                         5.0
           Provincial and state income taxes net of federal deductions
             where applicable                                                         7.7
                                                                                     ----
         Effective income tax rate                                                   37.3%
                                                                                     ----

         Significant components of the Company's deferred tax asset and liability at December 31, 1996 are as follows:

         Deferred tax asset:
           Accrued liabilities                                     $1,366,385
           Deferred compensation and other employee accruals          416,802
           Accounts receivable                                        391,118
           Inventory                                                 (131,930)
           Canadian tax credits                                      (356,925)
                                                                   ----------
             Total deferred tax asset                               1,685,450
                                                                   ----------
         Deferred tax liability:
           Tax over book depreciation                               2,283,680
           Other                                                       53,566
                                                                   ----------
             Total deferred tax liability                           2,337,246
                                                                   ----------
         Net deferred tax liability                                $  651,796
                                                                   ----------

         A summary of income tax expense is as follows:


      Current:
           Canada                                                     $3,315,000
           United States                                               2,344,181
                                                                    ------------
             Total current                                             5,659,181
                                                                    ------------
         Deferred:
           Canada                                                       (445,275)
           United States                                                (468,989)
                                                                    ------------
             Total deferred                                             (914,264)
                                                                    ------------
         Total tax expense                                            $4,744,917
                                                                    ------------

10.      SEGMENTED INFORMATION BY GEOGRAPHIC AREA:

         Assets:
           Canadian operations                                      $ 51,632,668
           United States operations                                   41,688,483
           Corporate and eliminations                                  2,030,972
                                                                    ------------
                                                                    $ 95,352,123
                                                                    ------------
         Sales (net):
           Canadian operations                                      $156,581,579
           United States operations                                  156,291,376
           Inter-segment transfers                                   (20,317,065)
                                                                    ------------
                                                                    $292,555,890
                                                                    ------------
         Operations:
           Canadian earnings from operations                        $ 12,158,216
           United States earnings from operations                      6,225,108
                                                                    ------------
                                                                      18,383,324
         Corporate expenses and eliminations                           4,625,575
         Interest expense                                              1,037,496
         Income tax provision                                          4,744,917
                                                                    ------------
         Net earnings                                               $  7,975,336
                                                                    ------------

11.      SUBSEQUENT EVENT:

         Subsequent to year end, on October 31, 1997, substantially all of the outstanding capital stock of the Company was purchased by The Geon Company.

12. SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN CANADIAN AND U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES:

         The financial statements have been prepared in accordance with accounting principles generally accepted in Canada which, in the case of the Company conform in all material respects with those in the United States, except for the following disclosures:

         (a) Short-term bank borrowings have been netted against cash and cash equivalents presented in the consolidated statements of cash flows to arrive at net cash (bank indebtedness). If U.S generally accepted accounting principles had been followed, the short-term bank borrowings would be included in financing activities and amounts on the consolidated statement of cash flows would be adjusted as follows:

                 Cash provided by financing activities               $ 6,894,706
                 Net increase in cash during the period                  209,845
                 Cash position, end of period                          1,418,107

         (b) Interest expense for the year ended December 31, 1996 approximates the interest paid during the same period. Income taxes paid totaled $2,817,592 in 1996.

         (c) The closing exchange rates for United States Dollars as a ratio of Canadian Dollars was 1.37 at December 31, 1996. The average exchange rate for the year ended December 31, 1996 was 1.36.

                         SYNERGISTICS INDUSTRIES LIMITED
                CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                       (IN MILLIONS OF CANADIAN DOLLARS )

                                                              SEPTEMBER 30,
                                                                  1997
                                                                  ----

                                     ASSETS
Current assets:
Cash and cash equivalents                                      $    3.6
Accounts receivable, net of allowance                              47.5
Inventories                                                        33.1
Deferred income taxes                                               1.7
Prepaid expenses and other current assets                           2.9
                                                               --------
         Total current assets                                      88.8
Property and equipment                                             75.0
Allowances for depreciation and amortization                      (50.0)
                                                               --------
  Property and equipment, net                                      25.0
Deferred charges and other assets                                   0.2
                                                               --------
         Total assets                                          $  114.0
                                                               ========

                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable                                               $   56.6
Accrued expenses                                                    6.3
Current portion of long-term debt                                   1.5
                                                               --------
         Total current liabilities                                 64.4
Long-term debt                                                      3.6
Deferred income taxes                                               1.9
                                                               --------
         Total liabilities                                         69.9
Shareholders' equity:
Capital stock                                                      17.1
Foreign currency translation adjustment                             0.1
Retained earnings                                                  26.9
                                                               --------
         Total shareholders' equity                                44.1
                                                               --------
           Total liabilities and shareholders' equity          $  114.0
                                                               ========



          See Notes to the Condensed Consolidated Financial Statements

                         SYNERGISTICS INDUSTRIES LIMITED
            CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
                        (IN MILLIONS OF CANADIAN DOLLARS)

                                        NINE MONTHS
                                           ENDED
                                       SEPTEMBER 30,
                                       -------------
                                    1997          1996
                                    ----          ----
Sales                             $  244.9    $  217.4
Operating costs and expenses:
  Cost of sales                      211.3       188.4
  Selling and administrative          21.5        19.4
                                  --------    --------
Operating earnings                    12.1         9.6
Interest expense                      (0.5)       (0.9)
                                  --------    --------
Earnings before income taxes          11.6         8.7
Income tax expense                    (4.3)       (3.2)
                                  --------    --------
Net earnings                      $    7.3    $    5.5
                                  ========    ========




          See Notes to the Condensed Consolidated Financial Statements

                         SYNERGISTICS INDUSTRIES LIMITED
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                       (IN MILLIONS OF CANADIAN DOLLARS )

                                                                  NINE MONTHS
                                                                     ENDED
                                                                  SEPTEMBER 30,
                                                                  -------------
                                                                 1997       1996
                                                                 ----       ----

Operating activities:
  Net earnings                                                 $   7.3    $  5.5
  Depreciation and amortization                                    3.8       3.5
  Deferred income taxes                                           (0.4)     (0.2)
  Net changes in non-cash operating assets and liabilities         1.7      (0.3)
                                                               -------    ------
         Cash provided by operating activities                    12.4       8.5
Investing activities:
  Purchases of property and equipment                             (4.2)     (2.6)
  Other                                                           (1.2)     (0.5)
                                                               -------    ------
         Cash used in investing activities                        (5.4)     (3.1)
Financing activities:
  Repayments of long-term debt                                    (1.2)     (1.3)
  Repayments of short-term borrowings                             (4.5)     (5.4)
  Proceeds from issuance of capital stock                          0.9       0.1
                                                               -------    ------
         Cash used in financing activities                        (4.8)     (6.6)
                                                               -------    ------
Increase (decrease) in Cash                                        2.2      (1.2)
Cash, beginning of period                                          1.4       1.2
                                                               -------    ------
Cash, end of period                                            $   3.6    $   --
                                                               =======    ======



          See Notes to the Condensed Consolidated Financial Statements

                         SYNERGISTICS INDUSTRIES LIMITED
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                        (IN MILLIONS OF CANADIAN DOLLARS)

NOTE A

The accompanying unaudited condensed consolidated financial statements of Synergistics Industries Limited (Synergistics) have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair financial presentation have been included. Operating results for the nine month period ended September 30, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997. For further information, refer to the consolidated financial statements and notes thereto for the year ended December 31, 1996, included elsewhere in this Form 8-K/A.

NOTE B

Inventories at September 30, 1997 consist of $13.3 million of finished goods and $19.8 million of raw materials and work-in-process inventories.

NOTE C

On October 31,1997, substantially all of the outstanding common stock of Synergistics was acquired by The Geon Company. All outstanding stock options were exercised prior to the expiration of the tender offer by The Geon Company.

NOTE D

There are pending or threatened against Synergistics various claims which seek remedies or damages, all of which arise in the ordinary course of business. Synergistics believes that any liability that may finally be determined will not materially impact its financial position.

                                THE GEON COMPANY

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated balance sheet as of September 30, 1997 has been prepared to reflect the financial position of the The Geon Company
(Geon) as if the acquisition of Synergistics Industries Limited (Synergistics) occurred as of September 30, 1997. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1996 has been prepared to reflect the results of operations of Geon as if the acquisition of Synergistics occurred as of January 1, 1996. The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 1997 has been prepared to reflect the results of operations of Geon as if the acquisition of Synergistics occurred as of January 1, 1997. The information is not designed to represent and does not represent what Geon's results of operations would have been had the aforementioned transaction been completed as of the beginning of the period indicated, or to project Geon's results of operations for any future period. The pro forma adjustments, including the purchase price adjustments reflected in the unaudited pro forma condensed consolidated financial statements to give effect to the acquisition of Synergistics, are based on available information and certain assumptions that Geon believes are reasonable in these circumstances.

                                THE GEON COMPANY

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                            AS OF SEPTEMBER 30, 1997
                          (IN MILLIONS OF U.S. DOLLARS)

                                                                                                       PRO FORMA
                                                                                                       ---------
                                                                     HISTORICAL
                                                                     ----------                                     AS
                                                               GEON        SYNERGISTICS      ADJUSTMENTS         ADJUSTED
                                                               ----        ------------      -----------         --------

Current assets:
  Cash and cash equivalents                                  $   25.5         $  2.6         $  1.2(a)           $   29.3
  Accounts receivable, less allowance
    for doubtful receivables                                     87.4           34.4               -                121.8
  Inventories                                                    93.5           23.9            0.9(b)              118.3
  Deferred income taxes                                          19.6            1.2               -                 20.8
  Prepaid expenses                                               12.1            2.0               -                 14.1
                                                             --------         ------          ------             --------
Total current assets                                            238.1           64.1            2.1                 304.3
Property:
  Land, buildings, machinery and
    equipment                                                 1,160.2           54.1            4.0(c)            1,182.2
                                                                                              (36.1)(d)
  Allowances for depreciation and
    amortization                                               (732.3)         (36.1)          36.1(d)             (732.3)
                                                             --------         ------         ------              --------
Property, net                                                   427.9           18.0            4.0                 449.9
Deferred charges and other assets                               127.6            0.2           69.1(e)              196.9
                                                             --------         ------         ------              --------
TOTAL ASSETS                                                 $  793.6         $ 82.3         $ 75.2              $  951.1
                                                             ========         ======         ======              ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term bank debt                                       $   53.1          $  --         $ 85.0 (f)          $  141.8
                                                                                                3.7 (g)
  Accounts payable                                              130.1           41.0             --                 171.1
  Accrued expenses                                               55.0            4.4            4.6 (h)              66.9
                                                                                                2.9 (i)
  Current portion of long-term debt                               0.7            1.1           (1.1)(g)               0.7
                                                             --------          -----         -------             --------
Total current liabilities                                       238.9           46.5           95.1                 380.5
Long-term debt                                                  136.7            2.6           (2.6)(g)             136.7
Deferred income taxes                                            38.6            1.4           (9.0)(j)              31.0
Postretirement benefits other than
  pensions                                                       86.7             --             --                  86.7
Other non-current liabilities                                    65.6             --           23.5 (k)              89.1
                                                             --------           -----        -------             --------
Total liabilities                                               566.5           50.5          107.0                 724.0
Stockholders' equity:
  Capital stock, paid-in capital
    and treasury stock                                          184.0           12.5          (13.7)(l)             184.0
                                                                                                1.2 (a)
  Retained earnings                                              68.6           19.7          (19.7)(l)              68.6
  Cumulative translation adjustment                             (21.3)          (0.4)           0.4 (l)             (21.3)
  Other                                                          (4.2)            --             --                  (4.2)
                                                             --------           -----         ------             --------
Total stockholders' equity                                      227.1           31.8          (31.8)                227.1
                                                             --------          -----         ------              --------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY                                                     $  793.6          $82.3         $ 75.2              $  951.1
                                                             ========          =====         ======              ========


    See notes to the unaudited pro forma condensed consolidated balance sheet

                                THE GEON COMPANY

      NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                          (IN MILLIONS OF U.S. DOLLARS)

(a) Represents the exercise of outstanding stock options prior to the acquisition of Synergistics stock by Geon.

(b) Represents the adjustment to inventory based on fair values under the purchase method of accounting.

(c) Represents the adjustment to property based on fair values under the purchase method of accounting.

(d) Represents the elimination of accumulated depreciation as of September 30, 1997 under the purchase method of accounting.

(e) Represents the net increase in intangible assets due to the application of purchase accounting for the net assets acquired in the Synergistics acquisition.

(f) Represents the funding required to effect the acquisition of Synergistics, initially financed with short-term borrowings which are expected to be refinanced on some extended basis in 1998.

(g) Represents the repayment of Synergistics pre-acquisition long-term debt with the proceeds of short-term borrowings.

(h) Represents an increase to accrued liabilities for bonuses awarded by Synergistics to its employees in connection with the acquisition. Due to the non-recurring nature of these bonuses, the related expense has not been shown in the pro forma statements of operations.

(i)      Represents accrual of costs directly related to the acquisition.

(j) Represents deferred income taxes, at an estimated effective tax rate of 39%, resulting from financial reporting and tax reporting basis differences in assets acquired and liabilities assumed in the Synergistics acquisition.

(k) Represents the net increase to the accrued environmental liabilities of Synergistics to remediate facilities to Geon's historical environmental operating practices.

(l) Elimination of shareholders' equity in connection with the Synergistics acquisition.

(m) Amounts have been translated at the currency exchange rate in effect at September 30, 1997.

                                THE GEON COMPANY

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996
              (IN MILLIONS OF U.S. DOLLARS, EXCEPT PER SHARE DATA)

                                            HISTORICAL                   PRO FORMA
                                            ----------                   ---------
                                      GEON      SYNERGISTICS  ADJUSTMENTS       AS ADJUSTED
                                      ----      ------------  -----------       -----------
Sales                             $   1,144.4    $   167.9    $     --         $  1,312.3
Operating costs and expenses:
  Cost of Sales                       1,061.8        138.9           0.9(a)       1,201.8
                                                                     0.2(b)
Selling and administrative               52.7         18.9           2.0(c)          73.6
                                  -----------    ---------    ----------       ----------
                                      1,114.5        157.8           3.1          1,275.4
                                  -----------    ---------    ----------       ----------
Operating income                         29.9         10.1          (3.1)            36.9
Interest expense                        (10.8)        (0.8)         (5.5)(d)        (17.1)
Interest income                           1.4           --            --              1.4
Other income, net                         0.2           --            --              0.2
                                  -----------    ---------    ----------       ----------
Income before income taxes               20.7          9.3          (8.6)            21.4
Income tax expense                       (8.5)        (3.5)          2.6(e)          (9.4)
                                  -----------    ---------    ----------       ----------
NET INCOME                        $      12.2    $     5.8    $     (6.0)      $     12.0
                                  ===========    =========    ==========       ==========
EARNINGS PER SHARE                $      0.50                                  $     0.49
                                  ===========                                  ==========
NUMBER OF SHARES USED TO
  COMPUTE EARNINGS PER SHARE             24.6                                        24.6
                                         ====                                        ====

(a) Represents the one-time incremental cost of sales due to the write-up of inventory to fair market value, under the purchase method of accounting.

(b) Represents incremental depreciation expense due to the write-up of property to fair market value under the purchase method of accounting.

(c) Represents the incremental amortization due to the application of purchase accounting in the Synergistics acquisition resulting from the excess of the purchase price paid over net assets acquired. Intangible assets includes goodwill that is amortized over 35 years and is nondeductible for income tax purposes.

(d) Includes incremental interest expense based on the imputed funding required to effect the acquisition of Synergistics. The interest rate used of 6.5% is an estimated long-term rate.

(e) To record the tax effect of the pro-forma adjustments using an estimated 39% income tax rate.

(f) Amounts have been translated at the average currency exchange rate for the period.

                                THE GEON COMPANY

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
              (IN MILLIONS OF U.S. DOLLARS, EXCEPT PER SHARE DATA)

                                            HISTORICAL                 PRO FORMA
                                            ----------                 ---------
                                      GEON    SYNERGISTICS  ADJUSTMENTS        AS ADJUSTED
                                      ----    ------------  -----------        -----------
Sales                             $   937.7    $   177.9    $       --         $ 1,115.6
Operating costs and expenses:
  Cost of Sales                       846.5        153.4           0.9 (a)       1,000.9
                                                                   0.1 (b)
  Selling and administrative           35.6         15.7           1.5 (c)          52.8
  Employee separation                  15.0           --            --              15.0
                                  ---------    ---------    ----------         ----------
                                      897.1        169.1           2.5           1,068.7
                                  ---------    ---------    ----------         ----------
Operating income                       40.6          8.8          (2.5)             46.9
Interest expense                       (8.4)        (0.3)         (4.1)(d)         (12.8)
Interest income                         0.4           --            --               0.4
Other expense, net                     (4.5)          --            --              (4.5)
                                  ---------    ---------    ----------         ----------
Income before income taxes             28.1          8.5          (6.6)             30.0
Income tax expense                     (9.1)        (3.2)          2.0 (e)         (10.3)
                                  ---------    ---------    ----------         ---------
NET INCOME                        $    19.0    $     5.3    $     (4.6)        $    19.7
                                  =========    =========    ==========         =========
EARNINGS PER SHARE                $    0.81                                    $    0.84
                                  =========                                    =========
NUMBER OF SHARES USED TO
  COMPUTE EARNINGS PER SHARE           23.5                                         23.5
                                       ====                                         ====

(a) Represents the one-time incremental cost of sales due to the write-up of inventory to fair market value, under the purchase method of accounting.

(b) Represents incremental depreciation expense due to the write-up of property to fair market value under the purchase method of accounting.

(c) Represents the incremental amortization due to the application of purchase accounting in the Synergistics acquisition resulting from the excess of the purchase price paid over net assets acquired. Intangible assets includes goodwill that is amortized over 35 years and is nondeductible for income tax purposes.

(d) Includes incremental interest expense based on the imputed funding required to effect the acquisition of Synergistics. The interest rate used of 6.5% is an estimated long-term rate.

(e) To record the tax effect of the pro-forma adjustments using an estimated 39% income tax rate.

(f) Amounts have been translated at the average currency exchange rate for the period.